Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 6, 2026, relating to the financial statements of Recipharm Israel Ltd. (the “Company”), appearing in the Form F-3.

/s/ Yaron Rotem Accountant
Certified Public Accountant

Tel Aviv, Israel
May 6, 2026